        As filed with the Securities and Exchange Commission on October 16, 1998
                                                      Registration No. 333-46707




                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ____________________
                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                              __________________
                      HEALTH MANAGEMENT ASSOCIATES, INC.

            (Exact name of registrant as specified in its charter)



           Delaware                                  61-0963645
     (State or other jurisdiction of              (I.R.S. Employer
     incorporation or organization)               Identification No.)


                     5811 PELICAN BAY BOULEVARD, SUITE 500
                          NAPLES, FLORIDA 34108-2710
                                (941) 598-3131
                  (Address, including zip code, and telephone
         number, including area code, of principal executive offices)



                               WILLIAM J. SCHOEN
                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                      HEALTH MANAGEMENT ASSOCIATES, INC.
                     5811 PELICAN BAY BOULEVARD, SUITE 500
                          NAPLES, FLORIDA 34108-2710
                                (941) 598-3131
                    (Name, address, including zip code, and
         telephone number, including area code, of agent for service)



                                  Copies to:
                          Susan Mascette Brandt, Esq.
                          Harter, Secrest & Emery LLP
                               700 Midtown Tower
                        Rochester, New York 14604-2070
                                (716) 231-1184


    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                                 $300,000,000
                      HEALTH MANAGEMENT ASSOCIATES, INC.
                                DEBT SECURITIES


    Health Management Associates, Inc. may offer from time to time, together or separately, its senior unsecured debt securities. The debt securities may consist of debentures, notes, bonds and/or other evidences of indebtedness, and may be issued in one or more series. The debt securities will be offered at an aggregate initial offering price not to exceed U.S. $300,000,000 at prices and on terms to be determined at the time of sale.

    The accompanying prospectus supplement sets forth the following information about the debt securities:

    .   title of the series
    .   aggregate principal amount
    .   denominations
    .   maturity
    .   premium (if any)
    .   interest rate (fixed or variable)
    .   interest payment terms
    .   principal payment terms
    .   redemption (if any)
    .   sinking fund payments (if any)
    .   listing on securities exchange (if any)
    .   initial public offering price
    .   federal income tax considerations

    The debt securities will be unsecured and will rank equally with all our unsecured and unsubordinated indebtedness. All or a portion of the debt securities may be issued in temporary or permanent global form.

    We may offer the debt securities directly to purchasers or to or through underwriters, dealers or agents. If any underwriters, dealers or agents are involved in the offering of the debt securities, their names, the principal amounts, if any, to be purchased by underwriters and any applicable fees, commissions or discount arrangements will be set forth in the accompanying prospectus supplement. The net proceeds from any sale of debt securities will also be set forth in the prospectus supplement. See "Plan of Distribution."

                        _______________________________

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
      SECURITIES COMMISSION HAVE APPROVED OR DISAPPROVED THESE SECURITIES
           OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        _______________________________

    This Prospectus may not be used to sell debt securities unless accompanied by a prospectus supplement.


                                 October 16, 1998

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any of these documents at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, and also in New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms. Our SEC filings are also available at the SEC's website at http://www.sec.com, and at the offices of the New York Stock Exchange, Inc. in New York, New York.

    The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the debt securities.


    . Health Management Associates, Inc. Annual Report on Form 10-K for the year ended September 30, 1997.

    . Health Management Associates, Inc. Quarterly Report on Form 10-Q for the quarter ended December 31, 1997.

    . Health Management Associates, Inc. Definitive Proxy Statement relating to its Annual Meeting of Stockholders held on February 17, 1998.

    . Health Management Associates, Inc. Current Report on Form 8-K dated February 20, 1998.

    . Health Management Associates, Inc. Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

    . Health Management Associates, Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

    You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:


                    Health Management Associates, Inc.
                    5811 Pelican Bay Boulevard, Suite 500
                    Naples, Florida  34108-2710
                    Attention: Office of General Counsel
                    Telephone: 941-598-3131


    This prospectus is part of a registration statement we filed with the SEC.

                          FORWARD-LOOKING STATEMENTS



    This prospectus, the accompanying prospectus supplement and the documents incorporated by reference contain forward-looking statements based on current expectations, estimates and projections about the Company's industry, management's beliefs and assumptions made by management. Any or all of the forward-looking statements may turn out to be wrong. Therefore, actual results may be very different from those in any forward-looking statements. Risks and uncertainties include those set forth in the prospectus, the prospectus supplement, and those in the documents incorporated by reference. We may or may not publicly update any forward-looking statements.

                                  THE COMPANY

    Health Management Associates, Inc. provides a broad range of general acute care health services in non-urban communities. As of August 31, 1998, we operated 28 general acute care hospitals with a total of 3,482 licensed beds and four psychiatric hospitals with a total of 306 licensed beds. Unless the context otherwise requires, references to the Company include our consolidated subsidiaries.

    The Company's principal executive office is located at 5811 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108-2710, and our telephone number is
(941) 598-3131.



                                USE OF PROCEEDS

    Unless otherwise described in the prospectus supplement, the net proceeds from the sale of the debt securities will be used by the Company for general corporate purposes including:

    .   refinancing indebtedness
    .   acquisitions
    .   capital expenditures
    .   working capital
    .   repurchase and redemptions of securities


                      RATIO OF EARNINGS TO FIXED CHARGES

    The ratio of earnings to fixed charges for each of the periods indicated is as follows:



                                                                                                        Nine Months
                                                                                                           Ended
                         Year ended September 30,                                                         June 30,
                               (unaudited)*                                                             (unaudited)*
-------------------------------------------------------------------------------------------          -------------------
    1993               1994                  1995                  1996              1997                    1998
--------           -----------           -----------           -----------       ----------          -------------------
    7.0                8.6                   9.7                  12.2              14.5                     14.9


    *The ratio of earnings to fixed charges was computed by dividing the sum of earnings before income taxes and fixed charges by fixed charges. Fixed charges consist of interest expense, amortization of deferred financing costs, amortization of debt premium/discount, and a portion of operating lease rental expense which management believes to be representative of the interest factor. The computation of the ratio has not been audited for any of the periods indicated.


                        DESCRIPTION OF DEBT SECURITIES

    We will issue debt securities in one or more series under an indenture between us and the Trustee. The name and address of the Trustee is given in the prospectus supplement. This prospectus and the prospectus supplement briefly outline some of the provisions of the indenture and the debt securities. If you would like more information on these provisions, review the documents that we filed with the SEC. See "Where You Can Find More Information" on how to locate the indenture and other filed documents.

    The following description sets forth general terms and provisions that may apply to the debt securities we will issue under this prospectus and the prospectus supplement. The particular terms of each series of debt securities will be described in the prospectus supplement relating to that series. Therefore, you must read both this prospectus and the prospectus supplement for a description of the terms of a particular issue of the debt securities.


GENERAL

    The debt securities will be senior unsecured obligations of the Company and will rank equally with all our unsecured debt (except for those creditors who expressly agree to subordinate their debt to the debt securities). All or substantially all of the Company's subsidiaries will unconditionally guarantee all payments on the debt securities. The indenture does not limit the principal amount of debt securities that may be issued. The debt securities may be issued in one or more series, in such forms and with such terms as are established for the debt securities of such series under board resolutions, officers' certificates or indentures supplemental to the indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of any owners of the debt securities, for issuances of additional debt securities of that series. There may be more than one Trustee under the indenture.

    Reference is made to the prospectus supplement for the following terms, where applicable, of the debt securities of such series:


    .   title of the debt securities;

    . the aggregate principal amount of the debt securities and any limit on the aggregate principal amount of the debt securities;

    . the person to whom any interest on the debt securities will be payable (if other than the person in whose name a debt security is registered at the close of business on the regular record date for such interest);

    . the date(s), or the method by which such date(s) will be determined, on which the principal of the debt securities is payable;

    . the rate(s) (which may be fixed or variable) at which the debt securities will bear interest or the method(s) by which the rate(s) will be determined, the date(s) from which the interest will accrue, the date(s) on which interest will be payable and the regular record date for any interest payable on any interest payment date, or the method(s) by which such date(s) will be determined, and the basis upon which interest will be calculated if other than a 360-day year of twelve 30-day months;

    . the place(s) where the principal of and any premium and interest on the debt securities will be payable;

    . the period(s) within which, the price(s) at which, the currency or currencies, currency unit or composite currency in which, and the other terms and conditions upon which, the debt security may be redeemed, in whole or in part, at the option of the Company;

    . the right or obligation, if any, of the Company to redeem, repay or purchase the debt securities pursuant to any optional redemption, sinking fund or analogous provisions, or at the option of the holders of the debt security, and the period(s) within which, the price(s) at which, the currency or currencies, currency unit or composite currency in which, and the other terms and conditions upon which the debt securities will be redeemed, repaid or purchased;

    . the right of the Company to defease the debt securities or restrictive covenants and events of default under certain circumstances (see "-- Defeasance or Covenant Defeasance of Indenture");

    . if other than in United States dollars, the currency or currencies, currency unit or composite currency, of payment of the principal of and any premium and interest on the debt securities and the equivalent in United States dollars;

    . any index, formula or other method used to determine the amount of payments of the principal of or any premium or interest on the debt securities;

    . whether the debt securities are issuable as registered securities, bearer securities or both, whether the debt securities are issuable initially in temporary global form and whether any of the debt securities are issuable in permanent global form with or without coupons;

    . if the debt securities will be issuable in the form of global securities as described under "--Global Securities," the depository or its nominee for the debt securities and the circumstances under which any global security may be registered for transfer or exchanged, or authenticated and delivered, in the name of a person other than the depository or its nominee;

    . if the principal of or any premium or interest on the debt securities is to be payable, at the election of the Company or an owner of a debt security, in a currency or currencies, currency unit or composite currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which such election may be made;

    . if other than the entire principal amount of the debt security, the portion of the principal amount of the debt security which will be payable upon acceleration of the maturity of the debt security;

    . provisions, if any, granting special rights to the owners of the debt securities upon the occurrence of specified events;

    . any changes to the events of default or covenants of the Company, whether or not such events of default or covenants are consistent with the events of default or covenants described in this prospectus;

    . the obligation, if any, of the Company to list the debt securities on a securities exchange; and

    .   any other terms of the debt securities.


    The debt securities may provide for less than the entire principal amount to be payable upon acceleration of their maturity. This type of debt securities is called original issue discount securities. Special United States federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the prospectus supplement (if applicable).


RANKING

    The debt securities will be senior unsecured obligations of the Company and will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The Company is a holding company and derives its operating income and cash flow from its subsidiaries. All or substantially all of the Company's subsidiaries will unconditionally guarantee all payments on the debt securities. The Company relies entirely upon distributions from its subsidiaries to generate the funds necessary to meet its obligations, including the payment of principal of and any premium and interest on the debt securities. As of June 30, 1998, the total amount of outstanding secured and unsecured indebtedness of the Company's subsidiaries, including guarantees of the Company's indebtedness, was $159,966,000. Of that amount, $55,000,000 is pursuant to the subidiaries' guarantee of the Company's unsecured revolving credit facility.

    Except as otherwise specified in an applicable supplemental indenture and prospectus supplement, there are no limitations in the indenture on the amount of additional indebtedness which may rank equally with the debt securities or on the amount of other indebtedness, secured or otherwise, which may be incurred by the Company or any of its subsidiaries.


DENOMINATIONS, INTEREST, REGISTRATION AND TRANSFER

    Unless otherwise described in the prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.

    Unless otherwise specified in the prospectus supplement, the principal of and any premium and interest on any series of debt securities will be payable at the corporate trust office of the Trustee. However, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled to payment as it appears in the security register. Unless otherwise indicated in the prospectus supplement, payment of any installment of interest on the debt securities will be made to the person in whose name the debt security is registered at the close of business on the regular record date for that installment.

    Any interest not paid on time or properly provided for on any interest payment date will immediately cease to be payable to the holder on the applicable regular record date. This defaulted interest may either be paid to the person in whose name the debt security is registered at the close of business on a special record date or may be paid at any time in any other lawful manner under the indenture. If the defaulted interest will be paid as of a special record date, the Trustee will fix that date and notice will be given to holders of the debt securities at least 10 days before the special record date.

    Subject to limitations imposed upon debt securities issued in global form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the debt securities at the corporate trust office of the Trustee. In addition, subject to limitations imposed upon debt securities issued in global form, the debt securities of any series may be surrendered for registration of transfer of the debt securities at the corporate trust office of the Trustee. Every debt security surrendered for registration of transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration. If the prospectus supplement refers to any transfer agent (in addition to the Trustee) initially designated by the Company, the Company may rescind the designation of the transfer agent or approve a change in the location through which any transfer agent acts at any time. However, the Company will be required to maintain a transfer agent in each place where payments must be made, which will include the City of New York. The Company may designate additional transfer agents for any series of debt securities at any time.

    Neither the Company nor the Trustee will be required to:

    . issue, register the transfer of or exchange debt securities of any series if the debt security may be among those selected for redemption, during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or

    . register the transfer of or exchange any debt security, or portion thereof, called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

COVENANTS

    The particular covenants, if any, relating to any series of debt securities will be described in the prospectus supplement relating to that series. If any covenants are described, the prospectus supplement will also state whether the "covenant defeasance" provisions described below also apply.


EVENTS OF DEFAULT

    Under the indenture, an event of default is defined (with respect to each series of debt securities individually, unless it is either inapplicable to a particular series or is specifically deleted or modified for debt securities of a particular series, as described in a prospectus supplement) as any of the following:

    . default in the payment of the principal of, or premium, if any, on any of the debt securities of the series at maturity (upon acceleration, redemption, required repurchase or otherwise);

    . default in the payment of an installment of interest on any debt security of the series when due and payable, and continuance of the default for 30 days;

    . default in the deposit of a sinking fund payment, if any, when and as due by the terms of the debt securities of the series;

    . default in the performance or breach of any covenant or warranty of the Company contained in the debt securities of the series or the indenture for the benefit of the holders of debt securities of the series (other than a default otherwise specifically dealt with in the indenture or in any supplemental indenture), and continuance of the default or breach for 60 days after written notice requiring the Company to remedy the same has been given either:

        .   to the Company by the Trustee; or

        . to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the debt securities of the series then outstanding;

    . certain events of bankruptcy, insolvency or reorganization of the Company; and

    . any other event of default set forth in an applicable supplemental indenture and prospectus supplement.

    The indenture provides that if an event of default has occurred and is continuing with respect to any series of the debt securities, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the unpaid principal amount of the debt securities of that series and accrued interest, if any, to the date of payment of the debt securities of that series, to be immediately due and payable. If any of the debt securities are original issue discount securities, then the Trustee or holders of at least 25% of the aggregate principal amount of the outstanding original issue discount securities may declare the portion of the principal amount as may be specified for the series, and accrued interest, if any, to the date of payment, to be immediately due and payable.

    After a declaration of acceleration under the indenture for a particular series of debt securities, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate outstanding principal amount of that series may rescind and annul the declaration of acceleration and its consequences if:


    . the Company has paid or deposited with the Trustee a sum sufficient to pay:

        .   all overdue interest, if any, on all debt securities of that series;

        . the principal of and premium, if any, on that series of debt securities which have become due otherwise than by the declaration of acceleration, and interest at the rate prescribed for that series of debt securities;

        . to the extent that payment of that interest is lawful, interest upon overdue interest at the rate provided for that series of debt securities; and

        . all amounts owing the Trustee pursuant to the indenture for the debt securities of that series; and

    . all events of default under that series, other than the non-payment of principal of, premium, if any, and interest on debt securities of that series, which have become due solely by the declaration of acceleration, have been cured or waived.

    On behalf of all holders of a series of debt securities, the holders of at least a majority in aggregate outstanding principal amount of that series may waive any existing or past default or event of default on that series and its consequences. However, holders may not waive:

    . a default in the payment of the principal of, premium, if any, or interest on any debt security of that series;

    .   a default on a covenant; or

    . a provision which, according to the indenture, cannot be modified or amended without the consent of the holder of each outstanding debt security of that series.

    No holder of debt securities of any series has any right to institute any proceeding under the indenture or any remedy under the indenture unless:

    . the holders of at least 25% in aggregate outstanding principal amount of that series have made written request and offered reasonable indemnity to the Trustee to institute the proceeding as Trustee under that series and the indenture;

    . the Trustee has failed to institute a proceeding within 60 days after receipt of the notice; and

    . the Trustee, within the 60-day period, has not received directions inconsistent with the written request by holders of a majority in aggregate outstanding principal amount of that series of debt securities.

These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of the principal of, premium, if any, or interest on a debt security on or after the due dates expressed in the debt security.

    During the existence of an event of default, the Trustee is required to exercise the rights and powers vested in it under the indenture. The Trustee is also required to use the same degree of care and skill in its exercise of rights and powers as a prudent person would exercise under the circumstances in the conduct of that person's own affairs. Subject to the provisions of the indenture relating to the duties of the Trustee, in case an event of default occurs and is continuing, the Trustee is not under any obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless those holders have offered to the Trustee reasonable security or indemnity. Subject to provisions concerning the rights of the Trustee, the holders of a majority in aggregate outstanding principal amount of any series of debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the indenture, applicable to that series.


DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

    Unless otherwise indicated in the applicable prospectus supplement, the Company may terminate its obligations as to any series of outstanding debt securities ("defeasance"). The Company may exercise defeasance rights at its option and at any time. Defeasance means that the Company will be considered to have paid and discharged the entire indebtedness represented by the outstanding debt securities of the series, and the provisions of the indenture as it relates to those outstanding debt securities will no longer be in effect, except for:

    . the rights of holders of the series of outstanding debt securities to receive from trust funds payment of the principal of, premium, if any, and interest on the debt securities when such payments are due;

    . the Company's obligations to register the transfer or exchange of any debt securities of that series, replace mutilated, destroyed, lost or stolen debt securities of the series and maintain an office or agency for payments on the debt securities of the series;

    .   the rights, power, trusts, duties and immunities of the Trustee; and

    .   the defeasance provisions of the indenture.

    In addition, unless otherwise indicated in the applicable prospectus supplement, the Company may elect to terminate its obligations as to one or more covenants that are set forth in the indenture or in a supplemental indenture and prospectus supplement ("covenant defeasance"). Any failure to comply with those obligations will not constitute a default or an event of default under that series of debt securities. The Company may exercise covenant defeasance rights at its option at any time. If covenant defeasance occurs, certain events (other than non-payment, bankruptcy and insolvency events) described under "Events of Default" will no longer constitute an event of default under the debt securities of that series.

    In order to exercise either defeasance or covenant defeasance for any series of debt securities:

    . the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of debt securities of that series, funds in such currency or currencies, currency unit or composite currency in which those debt securities are payable (or with respect to debt securities denominated in United States dollars, U.S. Government Obligations (as defined in the indenture), or a combination of United States dollars and U.S. Government Obligations), in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding debt securities of that series on each applicable stated maturity (or on any date after stated maturity as is specified in a supplemental indenture and prospectus supplement, such date being referred to as the defeasance redemption date);

    . in the case of defeasance, the Company has delivered to the Trustee an opinion of independent counsel to the Company in the United States stating that:

            . the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that the holders of the outstanding debt securities of the series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income taxes on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred; or

            . since the date of the indenture, there has been a change in the applicable federal income tax law to the effect that the holders of the outstanding debt securities of the series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income taxes on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

    . in the case of covenant defeasance, the Company has delivered to the Trustee an opinion of independent counsel in the United States to the effect that the holders of the outstanding debt securities of the series will not recognize income, gain or loss for federal income tax purposes as a result of the covenant defeasance and will be subject to federal income taxes on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

    . no default or event of default as to the series has occurred and is continuing on the date of the deposit or, insofar as certain events of bankruptcy, insolvency or reorganization of the Company are concerned, at any time during the period ending on the 91st day after the date of deposit;

    . the defeasance or covenant defeasance will not cause the Trustee to have a conflicting interest with respect to any securities of the Company;

    . the defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument of the Company;

    . the defeasance or covenant defeasance will not result in the trust arising from the deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under that Act or exempt from registration under that Act; and

    . the Company has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions necessary under the indenture for defeasance or covenant defeasance, as the case may be, have been fulfilled.

SATISFACTION AND DISCHARGE

    Unless otherwise indicated in the prospectus supplement, the provisions of the indenture applicable to any series of debt securities will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of debt securities of the series, as expressly provided in the indenture or a supplemental indenture) as to all outstanding debt securities of that series when:

    .   either

        . all the debt securities of that series previously authenticated and delivered (except lost, stolen or destroyed debt securities which have been replaced or paid and debt securities for whose payment money has already been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from that trust) have been delivered to the Trustee for cancellation; or

        . all debt securities of that series not previously delivered to the Trustee for cancellation:

            .   have become due and payable;

            .   will become due and payable at their maturity within one year;
                or

            . if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee;

            and the Company has deposited with the Trustee trust funds in an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series not previously delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the debt securities of that series to the date of deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be;

    . the Company has paid all other sums payable by the Company under the indenture; and

    . the Company has delivered to the Trustee an officers' certificate and opinion of counsel stating that all conditions necessary under the indenture for the satisfaction and discharge of the indenture applicable to debt securities of that series have been fulfilled.

MODIFICATION OF THE INDENTURE

    Modifications and amendments of the indenture may be made by the Company and the Trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, modifications or amendments for the following purposes would require the consent of all holders of the debt securities that would be affected by them:

    . to change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security of the series; or to reduce the principal amount of, or the rate of interest on, or any premium payable upon the redemption of, any debt security of the series; or to reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity according to the terms of the indenture; or to change any place of payment where, or the currency or currencies, currency unit or composite currency in which, any debt security or any premium or interest is payable; or to impair the right to institute suit for the enforcement of any such payment on or after the stated maturity (or, in the case of redemption, on or after the redemption date);

    . to reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of the indenture or certain defaults under the indenture and their consequences provided for in the indenture;

    . to modify any of the provisions relating to supplemental indentures, waiver of past or existing defaults or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected by the change; or

    . to make such other changes as may require consent pursuant to any supplemental indenture.

    Modifications and amendments of the indenture may be made by the Company and the Trustee without the consent of any holder of debt securities when authorized by a resolution of the Company's Board of Directors for any of the following purposes:

    . to evidence a successor to the Company and the assumption by the successor of the covenants of the Company in the indenture and in the debt securities as obligor under the indenture;

    . to add to the covenants of the Company for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon the Company in the indenture;

    .   to add any additional events of default;

    . to add or change any provisions of the indenture to such extent as necessary to permit or facilitate the issuance of debt securities in bearer form, registerable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in an uncertificated form;

    . to add to, change or eliminate any of the provisions of the indenture as to one or more series of debt securities, provided that the addition, change or elimination:

        .   will neither:

            . apply to any debt security of any series created before the execution of the supplemental indenture and entitled to the benefit of the provision; nor

            . modify the rights of the holder of any debt security with respect to the provision; or

        . will become effective only when there is no such debt security outstanding;

    . to establish the form or terms of debt securities of any series as permitted by the indenture;

    . to evidence and provide for the acceptance of appointment under the indenture by a successor Trustee for the debt securities of one or more series and to add to or change any of the provisions of the indenture as necessary to provide for or facilitate the administration of the trusts under the indenture by more than one Trustee;

    . to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate the defeasance or covenant defeasance and discharge of the debt securities of any series under the indenture, provided that any such action will not adversely affect the interests of the holders of debt securities of that series or any other series of debt securities in any material respect;

    . to comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

    . to cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture which may be inconsistent with any other provision, or to make any other provisions for matters or questions arising under the indenture, so long as that action will not adversely affect the interests of the holders of the debt securities of any series in any material respect.

GLOBAL SECURITIES

    The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the prospectus supplement relating to that series. In that case, one or more book-entry securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of the outstanding debt securities of the series to be represented by global securities. If provided in a supplemental indenture and prospectus supplement, global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement for a series of debt securities will be described in the applicable prospectus supplement for that series.

THE TRUSTEE

    The indenture provides that, except during an event of default, the Trustee will perform only those duties specifically set forth in the indenture. If an event of default has occurred and is continuing, the Trustee will exercise the rights and powers vested in it under the indenture and use the same degree of care and skill as a prudent person would exercise under the circumstances in the conduct of that person's own affairs.

    The indenture and provisions of the Trust Indenture Act incorporated by reference into the indenture contain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions. However, if the Trustee acquires any conflicting interest (as defined under the Trust Indenture Act), it must eliminate the conflict or resign.

GOVERNING LAW

    The indenture and the debt securities will be governed by the laws of New York, without regard to its principles of conflicts of law.

                             PLAN OF DISTRIBUTION

    The Company may offer the debt securities directly to purchasers or to or through underwriters, dealers or agents designated by the Company. Any underwriter(s), dealer(s), or agent(s) involved in the offer and sale of the debt securities for which this prospectus is delivered will be named in the accompanying prospectus supplement. The prospectus supplement will also set forth the terms of the offering of those debt securities, including the purchase price of the debt securities and the proceeds to the Company from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which the debt securities may be listed.

    If underwriters are used in an offering of debt securities, the following information will be given in the prospectus supplement:

    . the name of each managing underwriter, if any, and any other underwriters; and

    . the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any.

    If underwriters are used in an offering of debt securities, the debt securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed. It is anticipated that any underwriting agreement pertaining to any debt securities will:

    . entitle the underwriters to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments which the underwriters may be required to make;

    . provide that the obligations of the underwriters will be subject to certain conditions precedent; and

    . provide that the underwriters will be obligated to purchase all debt securities offered in a particular offering if any debt securities in that offering are purchased.

    If a dealer is used in an offering of debt securities, the Company will sell those debt securities to the dealer, as principal. The dealer may resell the debt securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement. If an agent is used in an offering of debt securities, the agent will be named, and the terms of the agency will be set forth, in the prospectus supplement.

    Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the debt securities. Under agreements which may be entered into with the Company, dealers and agents may be entitled to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with, or perform services for, the Company in the ordinary course of business.

    If so indicated in the prospectus supplement, the Company will authorize underwriters or other agents of the Company to solicit offers by certain institutional investors to purchase debt securities from the Company pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. In all cases, institutional purchasers must be approved by the Company. The obligations of any purchaser under any such contract will not be subject to any conditions except that the purchase of the debt securities cannot be prohibited at the time of delivery under the laws of any jurisdiction to which the institutional purchaser is subject. Underwriters and other agents will not have any responsibility for the validity or performance of such contracts.

    The anticipated date of delivery of any series of debt securities will be set forth in the prospectus supplement relating to each offering.


                          VALIDITY OF DEBT SECURITIES

    The validity of the debt securities offered will be passed upon for the Company by Harter, Secrest & Emery LLP, Rochester, New York.

                                    EXPERTS

    The consolidated financial statements and schedule of Health Management Associates, Inc. appearing in Health Management Associates, Inc.'s Annual Report (Form 10-K) for the year ended September 30, 1997, have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following sets forth expenses, other than underwriting fees and commissions, expected to be borne by the Registrant in connection with the distribution of the securities being registered:

    Securities and Exchange Commission registration fee.......  $90,910
    Blue Sky fees and expenses................................   20,000
    NASD fees.................................................   30,500
    Rating agency fees........................................  100,000
    Legal fees and expenses...................................   50,000
    Printing expenses.........................................   50,000
    Accounting fees and expenses..............................    6,000
    Miscellaneous.............................................   27,590
                                                                -------
        Total................................................. $375,000*
                                                                =======

    * All amounts listed above, except for the registration fee and NASD fee, are estimates.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Article 11 of the Registrant's Fifth Restated Certificate of Incorporation, as amended (the "Restated Certificate") provides that the Registrant shall indemnify its directors and officers to the fullest extent authorized by the Delaware General Corporation Law (the "DGCL").

    With respect to indemnification of directors and officers, Section 145 of the DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under this provision of the DGCL, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    Furthermore, the DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    Article 10 of the Restated Certificate contains a provision, authorized by
Section 102(b) of the DGCL, which provides that a director of the Registrant shall not be personally liable to the Registrant or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liability of the director (a) for any breach of the director's duty of loyalty to the Registrant or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,
(c) under Section 174 of the DGCL, relating to the payment of unlawful dividends or unlawful stock repurchases or redemptions, or (d) for any transaction from which the director derived an improper personal benefit.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in their successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16.  EXHIBITS


     +1.1 Form of Underwriting Agreement

      4.1 Form of Indenture for the debt securities

      5.1 Opinion of Harter, Secrest & Emery LLP

     12.1 Statement regarding computation of ratios

     23.1 Consent of Ernst & Young LLP

     23.2 Consent of Harter, Secrest & Emery LLP (contained in Exhibit 5.1)

    *24.1 Power of Attorney

    +25.1 Statement of Eligibility of Trustee on Form T-1 with respect to the debt securities

______________________________

*   Previously filed.

+ To be filed as an Exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

ITEM 17.  UNDERTAKINGS

    (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses is incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    (i) The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (j) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of Trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulation prescribed by the Commission under Section 305(b)(2) of the Act.

                                 SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naples, State of Florida, on October 16, 1998.

                    HEALTH MANAGEMENT ASSOCIATES, INC.

                    By: /s/ Stephen M. Ray
                       ----------------------------------
                        Stephen M. Ray
                        Senior Vice President and Chief Financial Officer

    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             SIGNATURE                            TITLE                          DATE
____________________________            Chairman, Chief Executive             October 16, 1998
William J. Schoen*                      Officer and Director
                                        (Principal Executive Officer)
/s/ Stephen M. Ray
____________________________            Senior Vice President and             October 16, 1998
Stephen M. Ray                          Chief Financial Officer (Prin-
                                        cipal Financial Officer and
                                        Principal Accounting Officer)

____________________________            Director                              October 16, 1998
Kent P. Dauten*

____________________________            Director                              October 16, 1998
Robert A. Knox*

____________________________            Director                              October 16, 1998
Charles R. Lees*

____________________________            Director                              October 16, 1998
Kenneth D. Lewis*

____________________________            Director                              October 16, 1998
William E. Mayberry, M.D.*

*By: /s/ Stephen M. Ray
    ------------------------
      Stephen M. Ray,
      attorney-in-fact

                               INDEX TO EXHIBITS



     +1.1 Form of Underwriting Agreement

      4.1 Form of Indenture for the debt securities

      5.1 Opinion of Harter, Secrest & Emery LLP

     12.1 Statement regarding computation of ratios

     23.1 Consent of Ernst & Young LLP

     23.2 Consent of Harter, Secrest & Emery LLP (contained in Exhibit 5.1)

    *24.1 Power of Attorney

    +25.1 Statement of Eligibility of Trustee on Form T-1 with respect to the debt securities

______________________________

*   Previously filed.

+ To be filed as an Exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.